                                  EXHIBIT 11
                    MedChem Products, Inc. and Subsidiaries
          Computation of Primary and Fully Diluted Earnings Per Share


                                                    Four months ended
                                                       December 31,
                                                 1994                1993
                                            ------------        ------------
Net income (loss)                             ($353,915)           $757,990

PRIMARY :
- - - - - - -------
Weighted average number of common
 shares outstanding                          10,188,834          10,089,384

Dilutive effect of outstanding
 stock options                                        0             259,229
                                            ------------        ------------
Weighted average number of common
 shares as adjusted                          10,188,834          10,348,613


Primary earnings (loss) per share                ($0.03)              $0.07
                                            ============        ============

FULLY DILUTED:
- - - - - - -------------
Weighted average number of common
 shares outstanding                          10,188,834          10,089,384

Dilutive effect of outstanding
 stock options                                        0             259,229
                                            ------------        ------------
Weighted average number of common
 shares as adjusted                          10,188,834          10,348,613


Fully diluted earnings (loss) per share          ($0.03)              $0.07
                                            ============        ============